                                                                   EXHIBIT 10.29

                       SEPARATION AND CONSULTING AGREEMENT

     This Separation and Consulting Agreement (the "Agreement") is entered into as of September 23, 2003, by Barclay Knapp (the "Employee") and NTL Incorporated, a Delaware corporation (the "Company") (collectively, the "Parties"), in consideration of the respective agreements and promises of the Parties contained in this Agreement. The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and are intended to be final and binding.

     1. Termination of Employment. It is hereby agreed that the Employee's last day of employment with the Company was August 15, 2003 (the "Termination Date"). Effective as of the Termination Date, the Employee resigned from his position as Chief Executive Officer of the Company, as an employee and a director of the Company and, as applicable, as an employee, officer and director of each of the Company's affiliates. The Employee acknowledges and agrees that, from and after the Termination Date, he was no longer authorized to incur, and has not incurred, any expenses, obligations or liabilities on behalf of the Company or any of its affiliates. The Company acknowledges that, for purposes of the Employment Agreement, dated as of November 7, 2002, to which the Employee and the Company are parties (the "Employment Agreement"), the Employee's termination is a termination by the Company without "Cause" (as defined therein). Except as modified by Section 3(e) hereof, the Parties acknowledge and agree that the "Employment Term" (as defined in the Employment Agreement) ended at the close of business on the Termination Date.

     2. Severance Payments and Benefits.

     (a) The Employee shall be paid $2.1 million (the "Severance Payment") within 3 days after the release set forth in Section 4 of this Agreement becomes irrevocable, less any applicable withholdings of taxes. The Employee acknowledges and agrees that the Severance Payment constitutes the sole amount of severance pay to which the Employee is entitled from the Company or any of its affiliates in connection with his termination of employment (including, without limitation, under the Employment Agreement).

     (b) Within 3 days after the release set forth in Section 4 of this Agreement becomes irrevocable, and upon satisfaction by the Employee of any required withholdings of taxes, the Company shall cause the shares of common stock of the Company held in the escrow account for the benefit of the Employee, as contemplated by Section 4(a) of the Employment Agreement, to be released from the escrow account and delivered to the Employee.

     (c) Effective as of November 1, 2003, the Company shall have no further obligation or liability with respect to the Employee's Company-provided apartment in London. Effective as of November 1, 2003, the Employee shall vacate such apartment and terminate the lease thereon and the Company shall have no liability in respect thereof.

     (d) The Company shall not terminate the employment of Sandy Barnet on or before December 31, 2003 except for good cause.

     (e) Notwithstanding any other policy or practice of the Company to the contrary, the Company shall cause the Employee's bonus for the period beginning on January 1, 2003 and ending on August 15, 2003, which shall be equal to $435,342, to be paid solely in cash as soon as practicable after the date hereof; provided, however, that if pursuant to the NTL Group 2003 Bonus Scheme the Company attains 125%, 150%, 175% or 200% of threshold for the full year ending December 31, 2003, the Company shall pay the Employee an additional $108,836, $217,672, $326,507 or $435,342, respectively.

     (f) With respect to the option to purchase 400,000 shares of common stock of the Company held by the Employee as of the Termination Date (the "Option"), the Company shall take all steps necessary such that (i) in accordance with the terms of the Incentive Stock Option Notice dated as of April 11, 2003, to which the Employee and the Company are parties (the "Incentive Stock Option Notice"), the Option shall vest as to 133,333 shares as of the Termination Date, have an exercise price of $15.00 per share and be exercisable until November 14, 2006, and (ii) in consideration for the performance of consulting services described in Section 3 below, the Option shall vest as to an additional 66,667 shares as of December 31, 2003, have an exercise price of $15.00 per share and exercisable until April 10, 2013. The Employee and the Company acknowledge and agree that
(i) except as provided in the preceding sentence, the Option shall be irrevocably forfeited as of the Termination Date, and (ii) the Employee holds no other options to purchase common stock of the Company.

     3. Consulting Services.

     (a) The Employee agrees that, for the period commencing on the first day following the Termination Date and ending on December 31, 2003 (the "Consulting Period"), he shall, in a non-employee capacity, provide consulting services to
(x) Simon P. Duffy as to strategic issues relating to the products, businesses and competitive position of the Company and its affiliates and (y) James F. Mooney and the Board of Directors of the Company (the "Board") as to financing and other issues relating to the Company and its affiliates. During the Consulting Period, the Employee shall make himself available (either in person or by telephone, at the Company's discretion) during the Company's regular business hours at such times and in such a manner as Mr. Duffy, Mr. Mooney or Board shall reasonably request. During the Consulting Period, the Company shall provide the Employee with administrative support services commensurate with the scope and extent of the consulting services provided.

     (b) During the Consulting Period, as consideration for the performance of any services during such period, the Employee shall have the opportunity to vest in 66,667 shares subject to the Option as described above, and, in addition, shall be paid $6,000 for each day on which the consulting services are actually provided by him. Promptly after the end of each calendar month during the Consulting Period, the Employee shall submit an invoice to the Company of the consulting services provided during such month, together with such reasonable detail relating thereto as the Company shall request, and the Company shall promptly pay such invoice (or, if any portion of the invoice is disputed, the undisputed portion thereof); it being agreed that the Employee provided such consulting services for five days through the date hereof and that the Company will pay the Employee $30,000 in respect thereof as soon as practicable after the end of September 2003. Upon presentation of proper documentation thereof to the Company, the Employee shall be entitled to prompt reimbursement of reasonable business expenses incurred during the Consulting Period in accordance with the Company's expense reimbursement policy.

     (c) In addition, during the Consulting Period, the Employee shall be entitled to payment by the Company of a portion of COBRA continuation coverage elected by him, if any, such that, after payment by the Company of such portion, the Employee's cost of such coverage is the same as in effect immediately prior to the Termination Date.

     (d) The Company and the Employee acknowledge and agree that, in providing the consulting services hereunder, the Employee will be an independent contractor and shall be responsible for payment of all taxes (including, without limitation, federal, state, local and foreign) taxes arising out of the provision of the consulting services.

     (e) The Employment Agreement is hereby amended such that, solely for purposes of Section 9 thereof, (i) the "Employment Term" (as defined therein) shall be deemed to include the Consulting Period, and (ii) the Employee's termination of employment shall be deemed to occur on December 31, 2003. Except as modified by this Section 3(e), the Employment Agreement shall remain in full force and effect in accordance with its terms.

     4. Release of Claims by the Employee.

     (a) In consideration of the Severance Payment, the sufficiency of which the Employee acknowledges, the Employee, with the intention of binding himself and his heirs, executors, administrators and successors and assigns, does hereby irrevocably and unconditionally release, remise, acquit and forever discharge the Company and each of its affiliates (the "Company Affiliated Group"), their present and former, officers, directors, executives, employees, partners, shareholders, agents, attorneys and representatives, and the successors, predecessors and assigns of each of the foregoing (collectively, the "Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, promises, agreements, controversies, costs, losses, obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with the Employee's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964

("Title VII"), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act ("ADA"), the Employee Retirement Income Security Act of 1974 ("ERISA"), the Age Discrimination in Employment Act ("ADEA"), each as amended, and any similar or analogous state statute (including, without limitation, the New York State and New York City Human Rights Law), excepting only:

          (A) rights of the Employee under this Agreement and the Employment Agreement (as modified hereby);

          (B) rights to indemnification, if any, under the Employment Agreement, applicable corporate law, the by-laws or certificate of incorporation of the Company or any of its affiliates, and as an insured under any director's and officer's liability insurance policy now or previously in force;

          (C) the right of the Employee to receive COBRA continuation coverage in accordance with applicable law;

          (D) claims for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group; and

          (E) claims for the reimbursement of unreimbursed business expenses incurred prior to the Termination Date pursuant to applicable Company policy.

     (b) The Employee acknowledges and agrees that the release of claims set forth in this Section 4 is not to be construed in any way as an admission of any liability whatsoever by any Released Party, any such liability being expressly denied.

     (c) The release of claims set forth in this Section 4 applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

     (d) The Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Section 4 is, among other things, a specific waiver of his rights, claims and causes of action under any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

     (e) Other than as to rights, claims and causes of action arising under the ADEA, the release of claims set forth in this Section 4 shall be immediately effective upon execution by the Employee.

     (f) As to rights, claims and causes of action arising under the ADEA, the Employee shall have a period of 21 days to consider whether to execute this Agreement. If the Employee accepts the terms hereof and executes this Agreement, he may thereafter, for a period of 7 days following (and not including) the date of execution, revoke this Agreement as it relates to claims arising under the ADEA. If no such revocation occurs, this Agreement shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed.

     (g) The Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Released Party with any governmental agency, court or tribunal.

     5. Effect of Unenforceability of Release. In addition to any other remedy available to the Company hereunder, in the event that the release of claims set forth in Section 4 becomes null and void or is otherwise determined not to be enforceable by the Company for any reason, then (a) the Employee shall promptly repay to the Company any portion of the Severance Payment that has previously been paid to him and (b) the Option shall be irrevocably forfeited in its entirety.

     6. Non-Disparagement.

     (a) The Employee agrees that, other than as required by law or by order of a court or other competent authority, he will not publish or make any statement which is disparaging or critical of any Released Party or which would in any way adversely affect or otherwise malign the business or reputation of any Released Party.

     (b) The Company agrees that it will use its reasonable efforts to cause its officers and the members of the Board, other than as required by law or by order of a court or other competent authority, not to publish or make any statement which is disparaging or critical of the Employee.

     7. Review by Counsel. The Employee represents that he has carefully read and fully understands the terms of this Agreement, that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of counsel with regard to this Agreement, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed and after due deliberate thought and action, accepts the terms of and executes the same as his own free act.

     8. Return of Company Property. The Employee agrees that he has returned, or promptly after the date hereof shall return, to the Company all documents, files, and other property of any kind belonging to the Company (and all copies thereof), except for the cellular telephone and the personal computer previously provided to the Employee by the Company, which the Employee shall be entitled to keep, provided that effective as of the date hereof, the Employee shall be solely responsible for any costs and liabilities with respect to such cellular telephone and personal computer.

     9. Complete Agreement. This Agreement and the Employment Agreement constitute the complete agreement of the Parties relating to the matters hereto and, from and after the Termination Date, shall supersede all agreements between the Parties to the extent they relate in any way to the employment, termination of employment, compensation and employee benefits of the Employee. The Employee agrees that, in deciding whether to execute this Agreement, the Employee has not relied upon any representation or statement made by any Released Party, other than those set forth herein, with regard to the subject matter, basis, effect or interpretation of this Agreement, or otherwise.

     10. Legal Fees. The Employee shall have the right to reimbursement, upon proper accounting, of reasonable attorney's fees not to exceed $5,000 in connection with the negotiation and execution of this Agreement.

     11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     12. Successors. This Agreement shall be binding upon any and all successors and assigns of the Employee and the Company.

     13. Governing Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.



                            [signature page follows]

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties, all as of the date first above written.


                                          NTL INCORPORATED


 /s/ Barclay Knapp                        /s/ James F. Mooney
_____________________________             ______________________________________

Barclay Knapp                             By:    James F. Mooney
                                          Its:   Chairman

Dated: September 24, 2003                 Dated: September 24, 2003
_____________________________             ______________________________________